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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-8 No. 333-173787) pertaining to the Universal American Corp. 2011 Omnibus Equity Award Plan,

  2)
  Registration Statement (Post-Effective Amendment on Form S- 8 No. 333-172691) pertaining to the old Universal American Corp. 1998 Incentive Compensation Plan,

  3)
  Registration Statement (Form S-3 No. 333-191075) and related Prospectus of Universal American Corp. for the registration of 46,416,790 shares of its common stock;

of our reports dated March 30, 2015, with respect to the consolidated financial statements and schedules of Universal American Corp. and the effectiveness of internal control over financial reporting of Universal American Corp. included in this Annual Report (Form 10-K) of Universal American Corp. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
New York, New York
March 30, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm